EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended December 31, 2024 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the proposed sale of the multi-tenant portfolio) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in it’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid For Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid For Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities,

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Key Metrics
As of and for the three months ended December 31, 2024
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$199,115
Net loss attributable to common stockholders	$(17,458)
Basic and diluted net loss per share attributable to common stockholders [1]	$(0.08)
Cash NOI [2]	$161,172
Adjusted EBITDA [2]	$150,260
AFFO attributable to common stockholders [2]	$78,297
Dividends paid per share - fourth quarter [3]	$0.275
Dividend yield - annualized, based on quarter end share price	15.1%

Balance Sheet and Capitalization
Gross asset value [4]	$8,120,393
Net debt [5] [6]	4,554,215
Total consolidated debt [6]	4,713,913
Total assets	6,955,764
Liquidity [7]	492,201

Common shares outstanding as of December 31, 2024 (thousands)	231,051

Net debt to gross asset value	56.1%
Net debt to annualized adjusted EBITDA [8]	7.6	x

Weighted-average interest rate cost [9]	4.8%
Weighted-average debt maturity (years) [10]	3.0
Interest Coverage Ratio [11]	2.5	x

Real Estate Portfolio
Square footage (millions)	60.7
Leased	97%
Weighted-average remaining lease term (years) [12]	6.2
Footnotes:
[1]  Adjusted for net loss attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share based off the annualized dividend rate of $1.10.
[4] Defined as total assets plus accumulated depreciation and amortization as of December 31, 2024.
[5]  Represents total debt outstanding of $4.7 billion less cash and cash equivalents of $159.7 million.
[6]  Excludes the effect of discounts and deferred financing costs.
[7] Liquidity includes $332.5 million of availability under the credit facility and $159.7 million of cash and cash equivalents as of December 31, 2024.
[8] Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended December 31, 2024 multiplied by four.
[9]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10] The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (interest expense less  non cash portion of interest expense and amortization of mortgage (discount) premium, net). Adjusted EBITDA and cash paid for interest are  are Non-GAAP metrics and are reconciled below.
[12] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2024	2023
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$1,172,146	$1,430,607
Buildings, fixtures and improvements	5,293,468	5,842,314
Construction in progress	4,350	23,242
Acquired intangible lease assets	1,057,967	1,359,981
Total real estate investments, at cost	7,527,931	8,656,144
Less accumulated depreciation and amortization	(1,164,629)	(1,083,824)
Total real estate investments, net	6,363,302	7,572,320
Assets held for sale	17,406	3,188
Cash and cash equivalents	159,698	121,566
Restricted cash	64,510	40,833
Derivative assets, at fair value	2,471	10,615
Unbilled straight-line rent	99,501	84,254
Operating lease right-of-use asset	74,270	77,008
Prepaid expenses and other assets	108,562	121,997
Deferred tax assets	4,866	4,808
Goodwill	51,370	46,976
Deferred financing costs, net	9,808	15,412
Total Assets	$6,955,764	$8,098,977

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,221,706	$2,517,868
Revolving credit facility	1,390,292	1,744,182
Senior notes, net	906,101	886,045
Acquired intangible lease liabilities, net	76,800	95,810
Derivative liabilities, at fair value	3,719	5,145
Accounts payable and accrued expenses	75,735	99,014
Operating lease liability	48,333	48,369
Prepaid rent	28,734	46,213
Deferred tax liability	5,477	6,009
Dividends payable	11,909	11,173
Total Liabilities	4,768,806	5,459,828
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,640	3,639
Additional paid-in capital	4,359,264	4,350,112
Accumulated other comprehensive loss	(25,844)	(14,096)
Accumulated deficit	(2,150,342)	(1,702,143)
Total Stockholders' Equity	2,186,958	2,637,752
Non-controlling interest	—	1,397
Total Equity	2,186,958	2,639,149
Total Liabilities and Equity	$6,955,764	$8,098,977

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenue from tenants	$199,115	$196,564	$203,286	$206,045

Expenses:
Property operating	35,619	33,515	35,533	37,830
Impairment charges	20,098	38,583	27,402	4,327
Merger, transaction and other costs	1,792	1,901	1,572	761
General and administrative	13,763	12,598	15,196	16,177
Equity-based compensation	2,309	2,309	2,340	1,973
Depreciation and amortization	83,020	85,430	89,493	92,000
Total expenses	156,601	174,336	171,536	153,068
Operating income before gain (loss) on dispositions of real estate investments	42,514	22,228	31,750	52,977
Gain (loss) on dispositions of real estate investments	21,326	(4,280)	34,102	5,867
Operating income	63,840	17,948	65,852	58,844
Other income (expense):
Interest expense	(77,234)	(77,130)	(89,815)	(82,753)
Loss on extinguishment and modification of debt	(2,412)	(317)	(13,090)	(58)
Gain (loss) on derivative instruments	6,853	(4,742)	530	1,588
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	1,917	—	300	1,032
Other income (expense)	1,476	(49)	309	(16)
Total other expense, net	(69,400)	(82,238)	(101,766)	(80,207)
Net loss before income tax	(5,560)	(64,290)	(35,914)	(21,363)
Income tax (expense) benefit	(962)	(1,345)	250	(2,388)
Net loss	(6,522)	(65,635)	(35,664)	(23,751)
Preferred stock dividends	(10,936)	(10,936)	(10,936)	(10,936)
Net loss attributable to common stockholders	$(17,458)	$(76,571)	$(46,600)	$(34,687)

Basic and Diluted Earnings Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.08)	$(0.33)	$(0.20)	$(0.15)

Weighted average shares outstanding — Basic and Diluted	230,596	230,463	230,381	230,320

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Non-GAAP Measures - Amounts in thousands

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
EBITDA:
Net loss	$(6,522)	$(65,635)	$(35,664)	$(23,751)
Depreciation and amortization	83,020	85,430	89,493	92,000
Interest expense	77,234	77,130	89,815	82,753
Income tax expense	962	1,345	(250)	2,388
EBITDA	154,694	98,270	143,394	153,390
Impairment charges	20,098	38,583	27,402	4,327
Equity-based compensation	2,309	2,309	2,340	1,973
Merger, transaction and other costs [1]	1,792	1,901	1,572	761
(Gain) loss on dispositions of real estate investments	(21,326)	4,280	(34,102)	(5,867)
(Gain) loss on derivative instruments	(6,853)	4,742	(530)	(1,588)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(1,917)	—	(300)	(1,032)
Loss on extinguishment and modification of debt	2,412	317	13,090	58
Other (income) expense	(1,476)	49	(309)	16
Expenses attributable to European tax restructuring [2]	—	—	16	469
Transition costs related to the Merger and Internalization [3]	527	138	995	2,826
Adjusted EBITDA	150,260	150,589	153,568	155,333
General and administrative	13,763	12,598	15,196	16,177
Expenses attributable to European tax restructuring [2]	—	—	(16)	(469)
Transition costs related to the Merger and Internalization [3]	(527)	(138)	(995)	(2,826)
NOI	163,496	163,049	167,753	168,215
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,572	1,805	1,901	2,225
Straight-line rent	(3,896)	(5,343)	(5,349)	(4,562)
Cash NOI	$161,172	$159,511	$164,305	$165,878

Cash Paid for Interest:
Interest expense	$77,234	$77,130	$89,815	$82,753
Non-cash portion of interest expense	(2,510)	(2,496)	(2,580)	(2,394)
Amortization of discounts on mortgages and senior notes	(15,017)	(14,156)	(24,080)	(15,338)
Total cash paid for interest	$59,707	$60,478	$63,155	$65,021
_________
[1] These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization.
[2] Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[3] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(17,458)	$(76,571)	$(46,600)	$(34,687)
Impairment charges	20,098	38,583	27,402	4,327
Depreciation and amortization	83,020	85,430	89,493	92,000
(Gain) loss on dispositions of real estate investments	(21,326)	4,280	(34,102)	(5,867)
FFO (as defined by NAREIT) attributable to common stockholders	64,334	51,722	36,193	55,773
Merger, transaction and other costs [1]	1,792	1,901	1,572	761
Loss on extinguishment and modification of debt	2,412	317	13,090	58
Core FFO attributable to common stockholders	68,538	53,940	50,855	56,592
Non-cash equity-based compensation	2,309	2,309	2,340	1,973
Non-cash portion of interest expense	2,510	2,496	2,580	2,394
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,572	1,805	1,901	2,225
Straight-line rent	(3,896)	(5,343)	(5,349)	(4,562)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	(1,917)	—	(300)	(1,032)
Eliminate unrealized (gains) losses on foreign currency transactions [2]	(6,289)	4,360	(230)	(1,259)
Amortization of discounts on mortgages and senior notes	15,017	14,156	24,080	15,338
Expenses attributable to European tax restructuring [3]	—	—	16	469
Transition costs related to the Merger and Internalization [4]	527	138	995	2,826
Forfeited disposition deposit [5]	(74)	(5)	(196)	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$78,297	$73,856	$76,692	$74,964

Weighted average common shares outstanding — Basic and Diluted	230,596	230,463	230,381	230,320
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.08)	$(0.33)	$(0.20)	$(0.15)
FFO per common share	$0.28	$0.22	$0.16	$0.24
Core FFO per common share	$0.30	$0.23	$0.22	$0.25
AFFO per common share	$0.34	$0.32	$0.33	$0.33
Dividends declared to common stockholders	$63,484	$63,722	$63,754	$81,923
__________
[1] These costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization.
[2] For AFFO purposes, we add back unrealized (gains) losses. For the three months ended December 31, 2024, the gain on derivative instruments was $6.9 million, which consisted of unrealized gains of $6.3 million and realized gains of $0.6 million. For the three months ended September 30, 2024, the loss on derivative instruments was $4.7 million which consisted of unrealized losses of $4.4 million and realized losses of $0.3 million. For the three months ended June 30, 2024, the gain on derivative instruments was $0.5 million which consisted of unrealized gains of $0.2 million and realized gains of $0.3 million. For the three months ended March 31, 2024, the gain on derivative instruments was $1.6 million which consisted of unrealized gains of $1.3 million and realized gains of $0.3 million.
[3] Amount relates to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.
[4] Amount includes costs related to (i) compensation incurred for our former Co-Chief Executive Officer, who retired effective March 31, 2024; (ii) a transition service agreement with the former Advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.
[5] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Debt Overview
As of December 31, 2024

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2025	290	0.6	3.8%	$464,526
2026	70	1.4	3.7%	105,925
2027	10	2.9	4.4%	163,191
2028	137	3.4	4.1%	529,620
2029	126	4.4	5.0%	660,102
Thereafter	116	7.9	5.4%	400,257
Total Non-Recourse Debt	749	3.7	4.5%	2,323,621	49%

Recourse Debt
2026 - Revolving Credit Facility		1.5	5.7%	1,390,292
2027 - 3.75% Senior Notes		3.0	3.8%	500,000
2028 - 4.50% Senior Notes		3.8	4.5%	500,000
Total Recourse Debt		2.3	5.0%	2,390,292	51%

Total Debt		3.0	4.8%	$4,713,913	100%

Total Debt by Currency				Percent
USD				79%
EUR				11%
GBP				9%
CAD				1%
Total				100%
__________

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of December 31, 2024, the Company’s total combined debt was 91.0% fixed rate or swapped to a fixed rate and 9.0% floating rate.

[3] Excludes the effect of discounts and deferred financing costs. Current balances as of December 31, 2024 are shown in the year the loan matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Future Minimum Lease Rents
As of December 31, 2024
Amounts in thousands

Future Base Rent Payments [1]
2025	$613,629
2026	583,387
2027	525,984
2028	469,136
2029	388,650
Thereafter	1,760,390
Total	$4,341,176
_________
[1] Base rent assumes exchange rates of £1.00 to $1.25 for GBP, €1.00 to $1.04 for EUR and C$1.00 to $0.70 as of December 31, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Diversification by Property Type
As of December 31, 2024
Amounts in thousands, except percentages

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$221,066	34%	31,938	53%	$123,625	35%	17,677	53%
Multi-Tenant Retail	181,798	28%	14,785	24%	108,623	31%	9,246	27%
Single-Tenant Retail	135,767	21%	7,261	12%	31,814	9%	2,156	6%
Office	117,845	17%	6,715	11%	86,244	25%	4,645	14%
Total	$656,476	100%	60,699	100%	$350,306	100%	33,724	100%
________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.25 for GBP, €1.00 to $1.04 for EUR and $1.00 CAD to $0.70 as of December 31, 2024 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$216,038	34%	31,938	53%	$119,342	34%	17,677	53%
Multi-Tenant Retail	181,676	28%	14,785	24%	109,371	32%	9,246	27%
Single-Tenant Retail	126,059	20%	7,261	12%	31,144	9%	2,156	6%
Office	120,110	18%	6,715	11%	87,050	25%	4,645	14%
Total	$643,883	100%	60,699	100%	$346,907	100%	33,724	100%

[1] Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.25 for GBP, €1.00 to $1.04 for EUR and $1.00 CAD to $0.70 as of December 31, 2024 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Diversification by Tenant Industry
As of December 31, 2024
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$45,392	7%	3,159	5%	$43,850	13%	2,938	9%
Auto Manufacturing	42,173	6%	4,237	7%	24,767	7%	1,736	5%
Discount Retail	36,111	6%	3,686	6%	12,362	4%	1,220	4%
Specialty Retail	30,787	5%	2,670	5%	17,151	5%	1,594	5%
Healthcare	30,614	5%	1,359	2%	9,774	3%	488	2%
Gas/Convenience	28,672	4%	655	1%	3,597	1%	79	—%
Freight	25,675	4%	2,766	5%	9,534	3%	875	3%
Consumer Goods	21,933	3%	4,705	8%	20,349	6%	4,036	13%
Apparel Retail	16,967	3%	1,223	2%	9,334	3%	677	2%
Other [2]	378,152	57%	34,211	59%	199,588	55%	18,562	57%
Total	$656,476	100%	58,671	100%	$350,306	100%	32,205	100%
_________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.25 for GBP, €1.00 to $1.04 for EUR and C$1.00 to $0.70 as of December 31, 2024 for illustrative purposes, as applicable.

[2] Other includes 81 industry types as of December 31, 2024.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Top Twenty Tenants
As of December 31, 2024
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Industrial & Distribution	Freight	$22,698	3.5%
Imperial Reliance, LLC	Single Tenant Retail	Gas/Convenience	22,296	3.4%
McLaren	Industrial & Distribution	Auto Manufacturing	19,263	2.9%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	2.2%
Government Services Administration (GSA)	Office	Government	11,595	1.8%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	1.5%
ING Bank	Office	Financial Services	10,053	1.5%
Dollar General	Single Tenant Retail	Discount Retail	9,750	1.5%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	1.4%
Truist Bank	Single Tenant Retail	Retail Banking	9,270	1.4%
PetSmart	Multi Tenant Retail	Pet Supplies	9,060	1.4%
Home Depot	Industrial & Distribution/Multi-Tenant Retail	Home Improvement	8,591	1.3%
The Kroger Co. of Michigan	Industrial & Distribution	Logistics	8,500	1.3%
Fresenius	Single Tenant Retail	Healthcare	7,936	1.2%
Dick's Sporting Goods	Multi Tenant Retail	Sporting Goods	7,845	1.2%
Contractors Steel	Industrial & Distribution	Metal Processing	7,761	1.2%
Finnair	Industrial & Distribution	Aerospace	7,474	1.1%
Kohl's Corporation	Multi Tenant Retail	Department Store	7,022	1.1%
Boots UK Limited	Single Tenant Retail	Pharmacy	6,446	1.0%
Harper Collins	Industrial & Distribution	Publishing	6,433	1.0%
Subtotal			216,160	32.9%

Remaining portfolio			440,316	67.1%

Total Portfolio			$656,476	100%
_________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.25 for GBP, €1.00 to $1.04 for EUR and C$1.00 to $0.70 as of December 31, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
Diversification by Geography — As of December 31, 2024 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$525,491	80.1%	49,562	81.9%	$232,148	66.2%	24,044	71.3%
Michigan	60,443	9.2%	6,457	10.6%	22,003	6.3%	2,432	7.2%
Ohio	40,649	6.2%	5,787	9.5%	23,854	6.8%	3,893	11.5%
Texas	40,241	6.1%	2,919	4.8%	15,610	4.5%	1,358	4.0%
North Carolina	32,006	4.9%	3,699	6.1%	14,788	4.2%	2,184	6.5%
Georgia	27,822	4.2%	2,176	3.6%	1,769	0.5%	161	0.5%
Illinois	27,131	4.1%	2,767	4.6%	16,987	4.8%	1,900	5.6%
Florida	23,725	3.6%	1,607	2.6%	12,910	3.7%	934	2.8%
Alabama	22,468	3.4%	1,967	3.2%	8,842	2.5%	927	2.7%
South Carolina	19,606	3.0%	2,194	3.6%	4,091	1.2%	415	1.2%
Kentucky	17,932	2.7%	1,465	2.4%	8,574	2.4%	755	2.2%
Indiana	16,767	2.6%	2,416	4.0%	10,506	3.0%	1,359	4.0%
Pennsylvania	16,682	2.5%	1,248	2.1%	8,042	2.3%	590	1.7%
Oklahoma	15,118	2.3%	1,185	2.0%	6,824	1.9%	564	1.7%
Missouri	14,845	2.3%	1,214	2.0%	7,532	2.2%	605	1.8%
Tennessee	11,123	1.7%	1,295	2.1%	6,668	1.9%	670	2.0%
Massachusetts	10,999	1.7%	1,007	1.7%	10,270	2.9%	969	2.9%
Louisiana	10,514	1.6%	638	1.1%	2,511	0.7%	161	0.5%
New Jersey	9,684	1.5%	421	0.7%	—	—%	—	—%
New York	9,004	1.4%	1,073	1.8%	3,588	1.0%	288	0.9%
Wisconsin	8,807	1.3%	664	1.1%	4,870	1.4%	298	0.9%
Kansas	8,109	1.2%	692	1.1%	3,220	0.9%	293	0.9%
Nevada	7,907	1.2%	408	0.7%	—	—%	—	—%
Arkansas	7,759	1.2%	475	0.8%	5,619	1.6%	398	1.2%
California	7,699	1.2%	1,002	1.7%	6,410	1.8%	731	2.2%
Mississippi	7,167	1.1%	597	1.0%	283	0.1%	14	—%
New Mexico	5,348	0.8%	415	0.7%	3,532	1.0%	301	0.9%
Maryland	5,155	0.8%	419	0.7%	2,176	0.6%	170	0.5%
Connecticut	4,598	0.7%	402	0.7%	2,742	0.8%	305	0.9%
Iowa	3,844	0.6%	402	0.7%	2,365	0.7%	269	0.8%
Virginia	3,799	0.6%	308	0.5%	2,405	0.7%	228	0.7%
Minnesota	3,152	0.5%	333	0.5%	1,123	0.3%	208	0.6%
West Virginia	3,134	0.5%	345	0.6%	354	0.1%	47	0.1%
Colorado	3,101	0.5%	120	0.2%	2,694	0.8%	87	0.3%
New Hampshire	2,779	0.4%	339	0.6%	2,380	0.7%	256	0.8%
Rhode Island	2,207	0.3%	107	0.2%	772	0.2%	21	0.1%
Maine	2,021	0.3%	64	0.1%	2,021	0.6%	64	0.2%
North Dakota	1,848	0.3%	193	0.3%	925	0.3%	47	0.1%
Nebraska	1,761	0.3%	113	0.2%	794	0.2%	39	0.1%
South Dakota	1,489	0.2%	101	0.2%	1,125	0.3%	54	0.2%
Utah	1,357	0.2%	50	0.1%	329	0.1%	12	—%
Wyoming	1,350	0.2%	89	0.1%	—	—%	—	—%
Vermont	1,338	0.2%	235	0.4%	102	—%	22	0.1%
Montana	893	0.1%	74	0.1%	—	—%	—	—%
Idaho	731	0.1%	35	0.1%	198	0.1%	5	—%
Alaska	424	0.1%	9	—%	—	—%	—	—%
Arizona	366	0.1%	22	—%	—	—%	—	—%
Delaware	340	0.1%	10	—%	340	0.1%	10	—%
Washington, DC	249	—%	4	—%	—	—%	—	—%
United Kingdom	68,451	10.4%	4,836	8.0%	68,449	19.5%	4,835	14.3%
Netherlands	16,128	2.5%	1,007	1.7%	16,128	4.6%	1,007	3.0%
Finland	12,826	2.0%	1,457	2.4%	—	—%	—	—%
Germany	9,939	1.5%	1,584	2.6%	9,939	2.8%	1,584	4.7%
France	7,325	1.1%	1,416	2.3%	7,325	2.1%	1,416	4.2%
Channel Islands	5,646	0.9%	114	0.2%	5,646	1.6%	114	0.3%
Luxembourg	5,544	0.8%	156	0.3%	5,544	1.6%	156	0.5%
Canada	2,888	0.4%	372	0.6%	2,888	0.8%	372	1.1%
Italy	2,238	0.3%	195	0.3%	2,239	0.5%	196	0.6%
Total	$656,476	100%	60,699	100%	$350,306	100%	33,724	100%
____________
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.25 for GBP, €1.00 to $1.04 for EUR and C$1.00 to $0.70 as of December 31, 2024 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)

Lease Expirations
As of December 31, 2024

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)
2025	176	$47,465	7.2%	4,157	7.0%
2026	202	53,966	8.2%	3,880	7.0%
2027	249	56,870	8.7%	5,330	9.0%
2028	306	84,365	12.9%	8,894	15.0%
2029	285	86,013	13.1%	8,335	14.0%
2030	179	61,823	9.4%	4,854	8.0%
2031	84	34,722	5.3%	5,366	9.0%
2032	96	35,629	5.4%	2,973	5.0%
2033	79	36,160	5.5%	2,821	5.0%
2034	86	26,643	4.1%	1,995	3.0%
2035	48	19,690	3.0%	1,749	3.0%
2036	51	12,062	1.8%	1,118	2.0%
2037	24	3,760	0.6%	235	—%
2038	138	30,875	4.7%	1,839	3.0%
2039	34	14,389	2.2%	1,693	3.0%
2040	44	7,551	1.2%	288	1.0%
Thereafter (>2040)	116	44,493	6.8%	3,144	6.0%
Total	2,197	$656,476	100%	58,671	100%
__________
[1] Annualized rental income converted from local currency into USD as of December 31, 2024 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.